As filed with the Securities and Exchange Commission on
                               January 24, 2000.
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ___________________

                               THE WET SEAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                  33-0415940
(State or Other Jurisdiction of Incorporation        (I.R.S. Employer
         or Organization)                         Identification Number)

                                  26972 Burbank
                        Foothill Ranch, California 92610
                                 (949) 583-9029
   (Address, Including Zip Code, and Telephone Number, Including Area Code of,
                    Registrant's Principal Executive Offices)

                                Edmond S. Thomas
                                  26972 Burbank
                        Foothill Ranch, California 92610
                                 (949) 583-9029
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                               ___________________
                                    Copy to:

                                Alan Siegel, Esq.
                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                               590 Madison Avenue
                            New York, New York 10022
                               ___________________

         Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this registration statement as determined by the selling stockholder.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              ___________________

                                      CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                Proposed              Proposed
                            Amount              Maximum               Maximum             Amount of
  Title of Shares           to be            Offering Price          Aggregate           Registration
 to be Registered         Registered          Per Share(1)       Offering Price(1)           Fee
----------------------------------------------------------------------------------------------------------
Class A Common
Stock                    348,500             $11.41              $3,976,385              $1,106
==========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, based on the average high and low sales prices of the Class A Common Stock on January 14, 2000 as reported by the Nasdaq National Market.

         The registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on a date that the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                     Subject to Completion, January 24, 2000

PROSPECTUS

                               THE WET SEAL, INC.
                                 348,500 SHARES
                             OF CLASS A COMMON STOCK
                               ___________________

                  The shares of class A common stock offered by this prospectus are being offered by the stockholders of our company named in the section entitled "Selling Stockholders" on page 5. The selling stockholders may sell the shares of class A common stock from time to time in various types of transaction including:

                  * on the Nasdaq  National  Market;
                  * in the  over-the-counter market; and
                  * in privately negotiated transactions.

                  For additional information on methods of sale, you should refer to the section entitled "Plan of Distribution" on page 5. Our company will not receive any portion of the proceeds from the sale of these shares.

                  Our Company's class A common stock is quoted on the Nasdaq National Market under the symbol "WTSLA."

                 The selling stockholders will determine the price of the shares of class A common stock independent of our company. On January 19, 2000, the last sale price of the class A common stock on the Nasdaq National Market was $11-13/16 per share.

                 Investing in these securities involves a high degree of risk. See the Risk Factors section beginning on page 1.

                  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in the prospectus.
Any representation to the contrary is a criminal offense.

                  The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

               The date of this Prospectus is____________________.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----



                Risk Factors...................................................1


                You Should Not Rely on Forward-Looking Statements
                Because They Are Inherently
                Uncertain......................................................3


                Where You Can Find More Information............................4


                The Company....................................................5


                Use of Proceeds................................................5


                Selling Stockholders...........................................5


                Plan of Distribution...........................................5



                Experts........................................................7


                Legal Matters..................................................7



                  We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover.

                                  RISK FACTORS

                  Before you invest in our class A common stock, you should be aware that there are various risks, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide whether to purchase shares of our class A common stock.

Comparable Store Sales - Our stock price depends, in part, on our ability to sustain comparable store sales growth.

                  The stock price of many retail companies, including our company, depends, in part, on the company's ability to sustain comparable store sales growth. The term "comparable store sales" refers to sales in stores that were open for at least 14 full fiscal months. There can be no assurance that comparable store sales will not decline in the future. Flat or declining comparable store sales may result in lower prices for our stock.

Stock Price Volatility - Our stock price fluctuates substantially.

                  Our class A common stock is quoted on the Nasdaq National Market, and has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our class A common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results, our comparable store sales results, announcements by other apparel retailers, the overall economy and the condition of the financial markets could cause the price of our class A common stock to fluctuate substantially.

Changes in Fashion Trends - Our profitability depends on our ability to anticipate and react to new trends.

                  Our profitability depends largely on our ability to anticipate the changing fashion tastes of our customers and to respond to those changing tastes in a timely manner. The fashion tastes of our customers may change frequently and if we fail to anticipate, identify or react appropriately to changing styles, trends or brand preferences of our customers, we may experience lower sales, excess inventories and more frequent markdowns, which could have a material adverse effect on our business. In addition, if we misjudge fashion trends, our image with our customers may be significantly impaired. If we do not appropriately ascertain our customers' desires or timely react to their changing tastes, our long-term sales, profitability and growth may be significantly and negatively impacted.

Competition - We compete with other retailers for sales and locations and may experience heightened competition from internet retailers.

                  The young women's retail apparel industry is highly competitive. Fashion, quality, price, location, in-store environment and service are the principal factors in competing successfully in the retail industry. We compete for sales with specialty apparel retailers, department stores and other apparel retailers, including The Limited, The Gap, Gadzooks and Pacific Sunwear, and on a regional basis with Charlotte Russe. In addition, we compete for favorable site locations and lease terms in shopping malls. Some of our competitors have more resources than our company. Competition may significantly increase in the future, which could adversely affect our company.

                  In addition to competition from traditional retailers, we also compete with catalog and internet businesses that handle similar lines of merchandise. In particular, retail sales from internet sites may increase as a result of, among other things, the following factors:

                  * customers can more easily conduct price comparisons for comparable clothing on the internet which could result in decreased margins;

                  * internet sales by our competitors could enhance price competition;

                  * the inapplicability of sales tax to internet sales provides internet sales with a competitive advantage and makes it more attractive to customers; and

                  * less expensive products are currently more susceptible to internet sales.

In January 1998, we introduced the "Wet Seal Catalog." In August 1999, we reintroduced this catalog as the "Blue Asphalt" magalog (a catalog with editorial content) and a related internet site under the Blue Asphalt name. Currently, we are not publishing the magalog. There can be no assurance that we will be able to compete successfully through our catalog or internet business. Failure to successfully implement our internet business could adversely affect our company. In addition, our internet business could, to some extent, compete with our in-store business.

Economic Conditions and Consumer Spending - Our business is affected by local, regional and national economic conditions.

                  Our business is sensitive to consumer spending patterns and preferences. Our growth, sales and profitability may be adversely affected by unfavorable local, regional or national economic conditions. We are especially affected by economic conditions in California, where approximately 21% of our stores are located.

                  Most of our stores are located in regional shopping malls. We derive sales, in part, from the high volume of traffic in these malls. As a result, we benefit from the ability of mall "anchor" tenants and other area attractions to generate consumer traffic around our stores and the continuing popularity of malls as shopping destinations. Sales volume and mall traffic may be adversely affected by:

                  *    economic downturns in a particular area,
                  *    competition from non-mall retailers and other malls,
                  *    the closing of anchor department stores, and
                  * declines in the desirability of the shopping environment in a particular mall.

Any or all of the above factors could adversely affect our sales and profitability.

                  Our sales and profitability also depend upon the continued demand by our customers for fashionable, casual apparel. If the demand for apparel and related merchandise were to decline, our financial condition and results of operations could be materially and adversely affected. Shifts in consumer discretionary spending to other goods such as electronic equipment, computers and music could also adversely affect our company.

Demographic Expansion - We will need to increase our demographic scope to continue the growth of our business.

                  Our company has historically expanded by opening new stores, remodeling existing stores and acquiring other businesses that complement and enhance our operations and focus on our target market of primarily teen-age girls, such as Contempo Casuals, Inc. As that business matures, we believe that we will need to increase our demographic scope to continue our growth. We have created new retail concepts such as our Arden B. stores, which target fashionable young contemporary women, and our Limbo Lounge stores, which target both juniors and young men. These are new fashion businesses and there can be no assurance that these businesses will gain consumer acceptance. In addition, these businesses involve risks associated with the retail apparel industry in general.

Seasonality and Inflation - Our business is seasonal in nature and may be affected by inflation.

                  The retail apparel industry is highly seasonal. We generate our highest level of sales during the Christmas season (beginning the week of Thanksgiving and ending the first Saturday after Christmas) and the "back to school" season (beginning the last week of July and ending the first week of September). Our profitability depends, to a significant degree, on the sales generated during these peak periods. Any decrease in sales or margins during these periods, whether as a result of then current economic conditions, poor weather or other factors beyond our control, could have a material adverse effect on our company.

                  We do not believe that inflation has had a material effect on our company's results of operations during the past three years. However, there can be no assurance that our business will not be affected by inflation in the future.

Year 2000 Compliance - Year 2000 problems could affect our day-to-day operations and cause significant economic liabilities.

                  The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of our company's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000.

                  We have reviewed and converted our existing computer software systems and hardware to identify processes which may be affected by Year 2000 problems. To date, no significant issues have been identified or have arisen. We have also obtained assurances from vendors and independently verified that new computer software systems and hardware that we purchase are Year 2000 compliant. In addition, we have reviewed our relationships with suppliers and financial institutions to obtain assurances that their systems are Year 2000 compliant.

                  However, if we fail to completely mitigate internal and external Year 2000 risks, the result could be a system failure causing disruption of operations, including, among other things, a temporary inability to process transactions, distribute merchandise, or engage in similar normal business activity at our company or our vendors and suppliers. Any or all of the above factors could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Dependence on Key Personnel - Our company relies on the experience of our senior management. Competition for senior management is intense.

                  Our company's success depends to a significant extent upon the performance of our senior management, particularly personnel engaged in merchandising and store operations. Our success also depends, in part, on our ability to identify, hire and retain additional key management personnel. Competition for qualified personnel in the retail apparel industry is intense and our inability to identify, hire or retain key personnel could have a material adverse effect on our company.

Voting Rights of Common Stock; Control by Selling Stockholders - Shares of class B common stock have greater voting rights than class A common stock. The selling stockholders have significant voting power.

                  The voting rights of class A common stock are limited by our Restated Certificate of Incorporation. On all matters with respect to which our stockholders have a right to vote, including for the election of directors, a holder of class A common stock is entitled to one vote per share, while a holder of class B common stock is entitled to two votes per share. Except as otherwise required by law, class A common stock and class B common stock vote together as a single class. Each share of class B common stock is immediately convertible into one share of class A common stock. As of the date of this prospectus, there were 2,912,665 shares of class B common stock outstanding and 9,542,286 shares of class A common stock outstanding.

                  Prior to this offering, Irving Teitelbaum, Chairman of the Board, and Stephen Gross, Secretary and a Director of our company, may be deemed to beneficially own an aggregate of 348,500 shares of class A common stock (excluding shares of class B common stock immediately convertible into class A common stock) and 2,445,573 shares of class B common stock, representing 34.1% of the voting power of all classes of our capital stock.

                  Following consummation of this offering, Messrs. Teitelbaum and Gross may be deemed to beneficially own no shares of class A common stock (excluding shares of class B common stock immediately convertible into class A common stock) and 2,445,573 shares of class B common stock, representing 31.8% of the voting power of all classes of our capital stock. As a result, Messrs. Teitelbaum and Gross may be able to significantly influence the election of all the directors of our company and significantly influence the outcome of any matter submitted to a vote of stockholders, including any merger, consolidation or sale of all or substantially all of our assets, except as otherwise provided by law.



       YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS BECAUSE THEY ARE
                              INHERENTLY UNCERTAIN

                  This prospectus contains forward-looking statements that involve risks and uncertainties. You should not rely on these forward-looking statements. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions to identify forward-looking statements. These statements appear throughout the prospectus and are statements regarding our intent, belief, or current expectations, primarily with respect to our operations and related industry developments. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation:

                  * our retention of suppliers for both brand name and The Wet Seal, Inc. developed merchandise,
                  * our ability to expand and to continue to increase comparable store sales,
                  * the sufficiency of our company's working capital and cash flows from operating activities,
                  *    a decline in demand for our merchandise,
                  * our ability to locate and obtain acceptable store sites and lease terms or renew existing leases,
                  *    our ability to obtain an adequate supply of merchandise,
                  *    our ability to hire and train employees,
                  * our ability to gauge the fashion tastes of our customers and provide merchandise that satisfies customer demand,
                  *    management's ability to manage our expansion,
                  *    the effect of economic conditions,
                  *    the effect of severe weather or natural disasters, and
                  * the effect of competitive pressures from other retailers, including retail sales from internet sites.


                       WHERE CAN YOU FIND MORE INFORMATION

                  This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission. Some information in the registration statement has been omitted from this prospectus in accordance with SEC rules. We file annual, quarterly and special reports, proxy reports, proxy statements and other information with the SEC. You can read and copy the registration statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the SEC: Seven World Trade Center, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our class A common stock is quoted on The Nasdaq National Market under the symbol "WTSLA." Reports, proxy and information statements and other information concerning our company may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

                  The  SEC  allows  us  to   "incorporate   by  reference"   the
information we have previously filed with it, which means we can disclose important information by referring to those documents. All information that we have incorporated by reference is available to you in accordance with the above paragraph. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all the shares:

                  1. Our Annual Report on Form 10-K for the fiscal year ended January 30, 1999;

                  2. Our Quarterly Reports on Form 10-Q for the quarterly periods ended May 1, 1999, July 31, 1999 and October 31, 1999;

                  3. Our Current Report on Form 8-K filed on September 9, 1999; and

                  4. The description of our class A common stock and other classes or series of shares set forth in our registration statement on Form S-1, as amended (File No. 33-34895), and incorporated by reference into the registration statement on Form 8-A under the Exchange Act, as amended, of our company filed with the SEC on July 30, 1990.

                  We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Corporate Secretary, The Wet Seal, Inc., 26972 Burbank, Foothill Ranch, California 92610, telephone: (949) 583-9029.

                                   THE COMPANY

                  Our company is a specialty retailer of moderately priced, fashionable, casual apparel designed for women with a young, active lifestyle. Our company was incorporated on December 19, 1962 in California and was reincorporated in Delaware on June 26, 1990. Our principal executive offices are located at 26972 Burbank, Foothill Ranch, California 92610. Our company's telephone number is (949) 583-9029.

                                 USE OF PROCEEDS

                  We will not receive any of the proceeds from the sale of the class A common stock by the selling stockholders.


                              SELLING STOCKHOLDERS

                  The shares of class A common stock offered by this prospectus are being offered by Suzy Shier Equities Inc. and Suzy Shier Limited, both of which are Canadian corporations. Suzy Shier Equities Inc. is a wholly owned subsidiary of Suzy Shier Limited, a public company whose shares are traded on the Montreal and Toronto Stock Exchanges. These companies are controlled, directly or indirectly, by Irving Teitelbaum, Chairman of the Board, and Stephen Gross, Secretary and a Director of our company. Messrs. Teitelbaum and Gross are brothers-in-law.

                  The table below sets forth information with respect to the selling stockholders including:

                  *   the name of the selling stockholder;

                  * the number of shares of class A common stock beneficially owned by each selling stockholder as of January 15, 2000;

                  * the number of shares which may be offered and are being registered by this prospectus for the account of each selling stockholder; and

                  * the amount of the class to be owned by each selling stockholder assuming all of the shares are sold.


                                 Number of Shares of Class    Number of Shares of Class    Number of Shares of Class
                                   A Common Stock Owned       A Common Stock which may    A Common Stock to be Owned
                                                                     be Offered                 After Offering
     Suzy Shier Limited(1)                58,000                       58,000                          0

     Suzy Shier Equities                  290,500                      290,500                         0
       Inc.(1)

___________________
(1)      Shares exclude 1,300,000, 155,000, 175,000 and 815,573 shares of class B common stock owned by Los
         Angeles Express Fashions, Inc., La Senza Inc., Suzy Shier Equities Inc. and 3254127 Canada Inc. (which are convertible into shares of class A common stock on a one-for-one basis).  Los Angeles Express
         Fashions, Inc. is a wholly owned subsidiary of Suzy Shier Equities Inc., and La Senza Inc. and Suzy
         Shier Equities Inc. are wholly owned subsidiaries of Suzy Shier Limited, of which Messrs. Teitelbaum and
         Gross own 42.2% and 40.0%, respectively.  3254127 Canada Inc. is a wholly owned subsidiary of
         Gross-Teitelbaum Holdings Inc., of which Messrs. Teitelbaum and Gross own 50.1% and 49.9%, respectively.  Messrs. Teitelbaum and Gross disclaim beneficial ownership of these shares.


                              PLAN OF DISTRIBUTION

                  Our company is registering the shares of class A common stock on behalf of the selling stockholders. All costs, expenses and fees in connection with the registration of the shares offered hereby, and brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. Sales of shares may be effected by selling stockholders from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholders have advised our company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinated broker acting in connection with the proposed sale of shares by the selling stockholders.

                  The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

                  The selling stockholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

                  The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers or any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                  Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Our company has informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

                  Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

                  Upon our company being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

                  * the name of each such selling stockholder and of the participating broker-dealer(s);

                  *    the number of shares involved;

                       the initial price at which such shares were sold;

                  * the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

                  *    that   such   broker-dealer(s)   did  not   conduct   any
                       investigation to verify the information set out or incorporated by reference in this prospectus; and

                  *    other facts material to the transactions.

In addition, upon our company being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                                     EXPERTS

                  The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended January 30, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference in this prospectus, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.


                                  LEGAL MATTERS

                  The validity of the shares of class A common stock offered in this prospectus will be passed upon for our company by Akin, Gump, Strauss, Hauer & Feld, L.L.P., New York, New York. Alan Siegel, a director of our company, is a member of the firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. and holds options to purchase 15,000 shares of class A common stock.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The estimated expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are as follows:

         SEC Registration Fee . . . . . . . . . . . . . . . . . . . . $_______*+
         Accounting Fees and Expenses . . . . . . . . . . . . . . . . $_______*+
         Legal Fees and Expenses (including Blue Sky) . . . . . . . . $_______*+
         Miscellaneous Expenses (printing). . . . . . . . . . . . . . $_______*+

         Total.  .  . . . . . . . . . . . . . . . . . . . . . . . . . $=======*+

         _________________
         *Estimated
         +To be supplied in an amendment.


Item 15. Indemnification of Directors and Officers

         Section  145  of  the   Delaware   General   Corporation   Law  permits
indemnification of directors, officers, employees and agents of corporations for liabilities arising under the Securities Act.

         The registrant's certificate of incorporation and bylaws provide for indemnification of the registrant's directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

         Statutory Provisions

         Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its stockholders for monetary damages for violations of a director's fiduciary duty of care. The provision would have no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

         Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any persons who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that the directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter.

         An indemnification can be made by the corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the Delaware General Corporation Law. The indemnification provided by the Delaware General Corporation Law shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify him against such liability. The indemnification provided by the Delaware General Corporation Law shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person.

         The Company's Charter and Bylaw Provisions

         Our company's certificate of incorporation limits the director's liability for monetary damages to our company and its stockholders for breaches of fiduciary duty except under the circumstances outlined in Section 102(b)(7) of the Delaware General Corporation Law as described above under "Statutory Provisions."

         Our company's bylaws extend indemnification rights to the fullest extent authorized by the Delaware General Corporation Law to directors and officers involved in any action, suit or proceeding where the basis of the involvement is the person's alleged action in an official capacity or in any other capacity while serving as a director or officer of our company. In addition, the bylaws permit our company to maintain insurance to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss incurred as a result of any action, suit or proceeding whether or not our company would have the power to indemnify the person under the Delaware General Corporation Law.

         Indemnification Agreements

         Our company has entered into indemnification agreements with each of its directors and with its Chief Financial Officer that requires our company to advance expenses for the defense of and to indemnify them to the fullest extent permitted by applicable law.

Item 16. Exhibits

         A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes the exhibits and is incorporated by reference here.

Item 17. Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this form of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foothill Ranch, State of California, on January 24, 2000.

                             THE WET SEAL, INC.
                                     (Registrant)

                             By:   /s/ Kathy Bronstein
                                 ---------------------------
                                      Kathy Bronstein
                                      Vice Chairman and Chief Executive Officer


                             By:   /s/ Edmond S. Thomas
                                 ------------------------
                                      Edmond S. Thomas
                                      President and Chief Operating Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Kathy Bronstein and Edmond S. Thomas, and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within Registration Statement, and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, grant-ing unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                 Title                                  Date
         /s/ Irving Teitelbaum            Chairman of the Board and Director              January 24, 2000
       -------------------------
           Irving Teitelbaum

         /s/ Kathy Bronstein               Vice Chairman and Chief Executive              January 24, 2000
       ------------------------
            Kathy Bronstein                 Officer and Director (Principal
                                                  Executive Officer)

         /s/ Edmond S. Thomas                President and Chief Operating                January 24, 2000
       ------------------------
           Edmond S. Thomas                      Officer and Director

          /s/ Ann Cadier Kim              Vice President of Finance and Chief             January 24, 2000
        -----------------------
            Ann Cadier Kim                   Financial Officer (Principal
                                           Financial and Accounting Officer)

          /s/ Stephen Gross                     Secretary and Director                    January 24, 2000
        ----------------------
             Stephen Gross
                                                                                          January 24, 2000
       /s/ George H. Benter, Jr.                       Director
        ----------------------
         George H. Benter, Jr.
                                                                                          January 24, 2000
          /s/ Walter F. Loeb                           Director
        ----------------------
            Walter F. Loeb





                                      II-4



         /s/ Wilfred Posluns                           Director                           January 24, 2000
       ----------------------
            Wilfred Posluns

         /s/ Gerald Randolph                           Director                           January 24, 2000
       ----------------------
            Gerald Randolph

           /s/ Alan Siegel                             Director                           January 24, 2000
       ----------------------
              Alan Siegel


                                  EXHIBIT INDEX


                                                                    Sequentially
        Exhibit                                                       Numbered
         Number                        Exhibit                          Page

          3.1*        Certificate of Incorporation of the Company.

          3.2*        By-laws of the Company, as amended.

          4.1*        Specimen certificate of the Class A Common Stock.

         5.1**        Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

         23.1** Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

       23.2(a)**      Consent of Deloitte & Touche LLP.

         24.1** Power of Attorney (included on the signature page of the Registration Statement).

  --------------------
           *          Incorporated by reference from the Registrant's
                      Registration Statement on Form S-1 (File No. 33-34895)
           **         Filed herewith.